EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 11, 2002, except for Notes 13 & 14 as to which the date is August 14, 2002, in the Registration Statement (Form S-1) and related Prospectus of Pharmacy Buying Association, Inc. for the registration of 5,000 shares of common stock with a proposed maximum aggregate offering price of $2,750,000.

HOUSE PARK & DOBRATZ, P.C.

Kansas City, Missouri
September 10, 2002